EXHIBIT 99.9
SAR SCHEME RULES

SAR Scheme - Exh 9
2009/07/24
VENFIN
EQUITY SETTLED SHARE APPRECIATION RIGHT
SCHEME 2006
As amended up to
16 July 2009.

INDEX
NO. CLAUSE HEADINGS
PAGE
1 INTRODUCTION 1
2 INTERPRETATION 1
3 THE SCHEME 5
4 OPERATION OF THE SCHEME 5
5 SCHEME LIMITS 6
6 GRANT OF SARS 6
7 EXERCISE AND ACCRUAL OF SAR 7
8 TERMINATION OF EMPLOYMENT AND EXCEPTIONS 10
9 RECONSTRUCTION OR TAKEOVER 11
10     VARIATION IN SHARE CAPITAL
12
11     DISCLOSURE IN ANNUAL FINANCIAL STATEMENTS
12
12     FURTHER CONDITIONS
12
13     DOMICILIUM AND NOTICES
13
14     AMENDMENTS AND TERMINATION
15
15     DISPUTES                                                                                                               16
16     GOVERNING LAW
16

1    INTRODUCTION
The purpose of the VenFin Equity Settled Share Appreciation Right Scheme
2006 is to provide selected Employees, including executive directors, with the opportunity of receiving Shares in the Company through the Grant of Share
Appreciation Rights, thereby providing Participants with an incentive to advance the Company's interests by rendering services to the Participating
Companies.
2     INTERPRETATION
2.1 In this Scheme, unless inconsistent with the context, the following words and expressions shall have the following meanings:
2.1.1
"Act" the Companies Act 61 of 1973, as amended, and any
statutory amendment or re-enactment thereof;
2.1.2
"Board" the board of directors of the Company from time to time;
2.1.3
"Business Day" any day on which the JSE is open for the
transaction of business;
2.1.4
"Capitalisation Issue" the issue of Shares on capitalisation of the
Company's profits and/or reserves;
2.1.5
"Closed Period" a closed period as regulated in the Securities
Services Act 36 of 2004, as amended;
2.1.6
"Committee" the remuneration committee of the Board or any
other duly authorised committee of the Board constituted by it for purposes of this Scheme;
2.1.7
"Company" VenFin Limited (Registration Number
2004/034954/06);
2.1.8
"Company Secretary" the secretary of the Company from time to time;

2.1.9
"Control" means:
2.1.9.1 the holding of shares or the aggregate of holdings of shares or other securities in the Company entitling the holder thereof to exercise, or cause to be exercised, more than 50% of the
voting rights at shareholders meetings of a Company
irrespective of whether such holding or holdings confers de
facto control; or
2.1.9.2 the holding or control by a shareholder or member alone or pursuant to an agreement with other shareholders or members
of more than 50% of the voting rights in a Company; or
2.1.9.3 the ability to appoint the majority of the directors of a company;
2.1.10
"Date of Grant" the date with effect from which SARs are granted to an Employee as specified in the Letter of Grant, irrespective of the date on which the SARs granted to an Employee are actually accepted and/or exercised;
2.1.11
"Early Retirement" retirement by an Employee from the employ of a Participating Company prior to the prescribed retirement age applicable to him with the consent of the board of directors of the relevant Participating Company;
2.1.12
"Employee" a person eligible for participating in the Scheme, namely an officer or other employee (including an executive
director) of any Participating Company;
2.1.13
"Exercise Notice" a duly executed written or electronic notice given by a Participant to the Company Secretary, or her duly appointed agent, exercising a SAR;
2.1.14
"Exercise Price" the Market Value of a Share on the Business Day
immediately preceding the SAR Exercise Date;
2.1.15
"Expert" an independent person (acting as an expert and not as an arbitrator) with the appropriate expertise, as determined by the

Board, appointed from time to time by the Board, in their discretion, for any purpose under the Scheme;
2.1.16
"Financial Year" the financial year of the Company which currently runs from 1 July to 30 June each year;
2.1.17
"Grant" or "Granted" an offer to participate in the Scheme;
2.1.18
"Grant Price" except for the Grants made on 21 June 2006 (which were made in anticipation of the acceptance of the Scheme and at the Grant Price determined by the Committee in its discretion), the
Market Value of the Shares underlying the SARs on the Business
Day immediately preceding the Date of Grant;
2.1.19
"JSE" the JSE Securities Exchange South Africa operated by the
JSE Limited;
2.1.20
"Letter of Grant" a document prepared by the Committee which is sent to an Employee pursuant to the provisions of clause 6.2.1 to advise the Employee of a Grant and which letter contains at least the details referred to in clause 6.2.1;
2.1.21
"Market Value" in relation to a Share on any particular day, the closing price of the Share on the OTC on the Business Day
immediately preceding that day;
2.1.22
"OTC" the over the counter trading facility that is provided by the
Company or its nominee in respect of the Shares;
2.1.23
"Participant" an Employee to whom a Grant has been made and
who has accepted such Grant and includes the executor of such
Employee's deceased estate where appropriate;
2.1.24
"Participating Companies" the Company, its subsidiaries (as
defined in section 3 of the Act) and M & I Group Services Limited,
Registration Number 1969/001100/06;

2.1.25
"Reconstruction or Takeover" any takeover, merger or
reconstruction however effected, including a reverse takeover, reorganisation or scheme of arrangement sanctioned by the court, but does not include any event which does not involve any change in Control of the Company or involves an acquisition of Control of the Company by Remgro Limited;
[Clause 2.1.25 amended by the Committee on 16 July 2009, with the written consent of Participants holding 92% of the granted SARs.]
2.1.26
"Retirement" the date with effect from which a Participant retires from the employ of a Participating Company, excluding Early
Retirement;
2.1.27
"Rights Issue" the offer of any securities in the Company, or of any other body corporate, to all ordinary shareholders of the Company pro rata to their shareholding in the Company;
2.1.28
"Settlement Date" 14 (fourteen) days from the SAR exercise date;
2.1.29
"Share Appreciation Right" or "SAR" a conditional right to
receive Shares in terms of the Scheme to the value of the difference between the Exercise Price and the Grant Price;
2.1.30
"SAR Exercise Date" the date on which a SAR is exercised by a
Participant in accordance with the Scheme;
2.1.31
"SAR Period" the period starting on the Date of Grant and, subject to the provisions of clause 7.2.3, ending on the sixth anniversary of the Date of Grant;
2.1.32
"Shares" ordinary shares of 1 Cent each in the capital of the
Company;
2.1.33
"Scheme" the VenFin Equity Settled Share Appreciation Right
Scheme 2006 constituted by this document, as amended from time to time in terms of clause 14;

2.1.34
"Vesting Date" the date on which a SAR becomes exercisable and
"Vest" and "Vested" shall be construed accordingly, it being recorded that the SAR will not accrue to the Participant on this date.
2.2 The head notes to the clauses of this Scheme are inserted for reference purposes only and shall in no way govern or affect the interpretation hereof.
2.3 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision of this Scheme.
2.4 Unless the context dictates otherwise, an expression that denotes any gender includes the others; a natural person includes an artificial person and the singular includes the plural, and vice versa in each case.
2.5 References in the Scheme to any statutory provisions are to those provisions as modified or re-enacted and include any regulations made under them.
3    THE SCHEME
The VenFin Equity Settled Share Appreciation Right Scheme 2006 is hereby constituted, which Scheme shall be administered for the purpose and in the manner set out herein.
4
OPERATION OF THE SCHEME
4.1 The Committee is responsible for the operation and administration of the
Scheme and has the discretion to decide whether and on what basis the
Scheme shall be operated and whether Grants should be made or not.
4.2 The boards of directors of the Participating Companies shall recommend to the Committee to make Grants to Employees and shall be responsible for the delivery of the Shares required to settle the exercise of the SARs so Granted, subject to the Participant having fulfilled the conditions of this Scheme.
5      SCHEME LIMITS
5.1
General Limit
The Committee shall not make any Grants if at the time of or as a result of the making of such Grants the aggregate number of Shares in respect of which any unexercised SARs may be exercised (irrespective of whether the SARs have Vested or not), together with the total number of other Shares that have been set aside for delivery to Employees under any other managerial share scheme operated by the Participating
Companies, shall exceed 10% (ten percent) of the issued Shares.
5.2
Individual limits
The Committee shall not make any Grant to a single Participant if at the time of or as a result of the making of such Grant, the aggregate number of Shares in respect of which any unexercised SARs Granted to that
Participant may be exercised (irrespective of whether the SARs have
Vested or not), together with any other Shares that have been set aside under any other managerial share scheme operated by the Participating
Companies, shall exceed 2.5% (two and a half percent) of the issued
Shares.
6
GRANT OF SARS
6.1
Time when SARs may be granted
The Committee may from time to time, upon recommendation by a
Participating Company, select any Employee or category of Employees of such Participating Company for participating in the Scheme, and may make a Grant to such Employee on any day on which there are no restrictions on the making of Grants, being restrictions resulting from any statute, order, regulation or directive, or any code adopted by the
Company relating to dealings in Shares.

6.2
Grant of SARs
6.2.1 The Committee will make a Grant to an Employee by delivering to the Employee a duplicate Letter of Grant, which shall specify the terms of the Grant including, but not limited to:
6.2.1.1 the number of SARs that are granted;
6.2.1.2 the Vesting Dates;
6.2.1.3 the Grant Price; and
6.2.1.4 the SAR Period.
6.2.2 Any Grant awarded shall:
6.2.2.1 be personal to the Employee to whom it is addressed, and may only be acted on by such Employee; and
6.2.2.2 indicate that the Employee must accept the Grant in writing within the period specified in the Letter of Grant.
6.2.3 Any acceptance of a Grant shall be in the form prescribed by the
Committee and shall be submitted to the Company Secretary within the period specified in the Letter of Grant.
7
EXERCISE AND ACCRUAL OF SAR
7.1
Manner of exercise
7.1.1 SARs that have Vested must be exercised by delivering a duly executed Exercise Notice to the Company Secretary. The Exercise
Notice must specify the number of Shares in respect of which the
SAR is being exercised.
7.1.2 SARs may be exercised in whole or in part.
7.1.3 SARs that have not Vested may not be exercised.

7.2
Exercise Date
7.2.1 Subject to clause 7.2.3, the Exercise Date and subsequent Accrual will be the date of receipt by the Company Secretary, or her other duly appointed agent, of the Exercise Notice referred to in
clause 7.1.1.
7.2.2 Notwithstanding anything to the contrary, but subject to the provisions of clause 9, SARs may be exercised as follows:
7.2.2.1 no SAR or part of a SAR may be exercised prior to the third anniversary of the Date of Grant.
7.2.2.2 one third of the SARs Granted may be exercised on or after the third anniversary of the Date of Grant;
7.2.2.3 two thirds of the SARs Granted may be exercised on or after the fourth anniversary of the Date of Grant, to the extent that they have not been exercised previously;
7.2.2.4 after the fifth anniversary of the Date of Grant all the SARs
Granted may be exercised, to the extent that they have not
been exercised previously;
7.2.2.5 all SARs must be exercised before the end of the SAR Period, unless the Committee varies the Vesting Dates in respect of any
SARs.
7.2.3 If the SAR period expires during a Closed Period, the SAR period shall be extended for a period of 60 (sixty) days from the end of the
Closed Period.
7.3
Delivery of Shares
7.3.1 Following the exercise of a SAR in terms of the Scheme, the
Participating Company shall on the Settlement Date deliver Shares to the Participant to the value of the difference between the

Exercise Price and the Grant Price. The Market Value utilised in the computation of the Exercise Price will also be utilised to determine the value of the Shares delivered for this purpose.
7.3.2 In the alternative to clause 7.3.1, the relevant Participating
Company may as a fallback position only, pay to any Participant an equivalent amount in cash in lieu of any Shares to be delivered to that Participant following the valid exercise of a SAR in terms of the
Scheme.
7.3.3 Each Participant shall be liable for any employees' tax, stamp duty and any other taxes arising in the hands of the Participant from the exercise of any SARs. Each Participant shall pay any such
employees' tax to the Participating Company that is obliged to deliver Shares to him/her pursuant to the provisions of clause 7.3.1, on demand.
7.3.4 Notwithstanding any provision to the contrary contained in this clause 7.3, each Participant shall, to the extent that he/she is not able to pay the employees' tax contemplated in clause 7.3.3, irrevocably appoint the Company and/or its nominee as its agent to sell such number of the Shares to be delivered to him/her as may be required in order to enable him/her to settle his/her employees’
tax liability.
7.4
Lapse
7.4.1 An unexercised (Vested or unvested) SAR will lapse and shall no longer confer any benefit on the Participant on the earliest of:
7.4.1.1 any date specified in clause 8; or
7.4.1.2 the expiry of the SAR Period; or
7.4.1.3 if an Employee ceases to be an Employee as a result of the fact that the Participating Company, other than M & I Group
Services (Pty) Limited, by which the Participant is employed ceases to be a subsidiary of the Company, or has sold the
business in respect of which the Employee was employed; or
7.4.1.4 if the interest of a Participant in a SAR is attached by procedures of law under any circumstances whatsoever,
unless prior to the occurrence of the relevant circumstances the
Committee resolves that the SAR shall not lapse as a result of any of the circumstances referred to in clause 7.4.1.1, 7.4.1.2, 7.4.1.3 or
7.4.1.4.
7.4.2 For the purposes of clause 7.4.1 and 8, a Participant will not be treated as ceasing to be an Employee of a Participating Company if on that date he is employed by another Participating Company.
8
TERMINATION OF EMPLOYMENT AND EXCEPTIONS
8.1 If a Participant's employment with any Participating Company terminates for any lawful reason, other than as set out in clause 8.2, 8.3 or 8.4, all unexercised (Vested or unvested) SARs will lapse on such termination and the Participant shall have no further rights or claims of whatsoever nature against the Company in respect thereof.
8.2
Death, ill health or permanent disability
If a Participant's employment with any Participating Company terminates by reason of his death, ill health or permanent disability (as certified by a suitably qualified medical practitioner approved by the Committee), the
Participant or the executor in his estate, as the case may be, may exercise all of the SARs granted to the Participant at any time within 12
(twelve) months after date of death or termination of employment or before the expiry of the SAR Period, whichever is the earlier. SARs not so exercised will lapse.

8.3
Retirement
If the Participant goes into Retirement he shall no longer be subject to the Vesting Dates, but he shall be entitled to exercise all the SARs granted at any time before the expiry of the SAR Period.
8.4
Early Retirement
Any Participant taking Early Retirement shall continue to be bound by the Vesting Dates until he reaches the age at which he could, had he remained in the employ of a Participating Company, have gone into
Retirement from which date the provisions of clause 8.3 above will apply.
8.5 Notwithstanding the aforementioned provisions of this clause 8, the
Committee will in its absolute discretion be entitled to treat any
Participant more favourably than referred to in clause 8.1, 8.2, 8.3 or 8.4, on the termination of his employment.
9
RECONSTRUCTION OR TAKEOVER
9.1 All SARs that have not been exercised (Vested or unvested) will become immediately exercisable in the event of a Reconstruction or Takeover of the Company.
9.2 If there is an internal reconstruction or other event which is not a
Reconstruction or Takeover, or if any other event happens which may affect Grants, the Committee may take such action as it considers appropriate to protect the interests of Participants including converting
Grants into grants of a substantially similar value, as determined by an
Expert, in respect of shares in one or more other companies, provided that the Participant is in a substantially similar position following the implementation of such action.
[Clause 9.2 amended by the Committee on 16 July 2009, with the written consent of
Participants holding 92% of the granted SARs.]

10    VARIATION IN SHARE CAPITAL
10.1 In the event of a Rights Issue, Capitalisation Issue, unbundling, any other corporate action or other event affecting the share capital of the
Company, or in the event of the Company making distributions including a distribution in specie or a payment in terms of section 90 of the Act
(other than a dividend paid in the ordinary course of business out of the current year's retained earnings) or in terms of a repurchase of Shares, the Committee shall make such adjustment to the number and/or Grant
Price of SARs comprised in the relevant Grants so as to ensure that the
Participants are placed in a substantially similar position to the position they were in prior to the occurrence of any of the aforesaid events.
10.2 The Committee will notify the Participants in writing of any adjustments that are made under this clause 10. Where necessary, in respect of any such adjustments, the Committee may appoint an Expert to determine the adjustments. The Expert shall act as an expert and not as an arbitrator and his decision shall, in the absence of manifest error, be final and binding on all persons affected thereby.
11  DISCLOSURE IN ANNUAL FINANCIAL STATEMENTS
The Company shall disclose in its annual financial statements the number of
Shares that it may have utilised for purposes of the Scheme at the beginning of the accounting period, and changes in such number during the accounting period and the balance of Shares available for utilisation for purposes of the
Scheme at the end of the accounting period.
12    FURTHER CONDITIONS
12.1 All actions relating to Shares under the Scheme will be subject to any necessary consent under any relevant enactment or regulations.
12.2 The rights of Participants under the Scheme are determined exclusively by these terms and conditions, and nothing in this Scheme forms part of a Participant's contract of employment. The rights and obligations of a
Participant under the terms and conditions of his employment by any

Participating Company are not affected by his participation in the
Scheme or any right he may have to participate in it. The Participant has no right to compensation or damages or any other sum or benefit in respect of his ceasing to participate in the Scheme or in respect of any loss or reduction of any rights or expectation under the Scheme in any circumstances, except as otherwise set out in this Scheme.
12.3 A Grant of a SAR may not be transferred, ceded (whether as security or as an out-and-out cession), assigned or otherwise disposed of by a
Participant to any other person, except on the death of a Participant, his
Grant of SARs may be transferred to the executor of his deceased estate.
12.4 Grants under the Scheme will not be taken into account in determining a
Participant's pensionable entitlement.
12.5
Data Protection
12.5.1 By accepting the Grant, each Participant consents to the holding and processing of personal data provided by the Participant to any
Participating Company for all purposes relating to the operation of the Scheme. These include, but are not limited to:
12.5.1.1 administering and maintaining Participant's records.
12.5.1.2 providing information to any employee benefit fund, registrars, brokers or third party administrators of the Scheme;
12.5.1.3 providing information to future purchasers of the Company or the business in which the Participant works;
12.5.1.4 transferring information about the Participant to a country or territory outside South Africa.
13     DOMICILIUM AND NOTICES
13.1 The parties choose domicilium citandi et executandi for all purposes arising from this Scheme, including, without limitation, the giving of any notice, the payment of any sum, the delivery of Shares, the serving of any process, as follows:
13.1.1 the Company, the Company Secretary and Committee: The
address and telefax number of the registered office of the Company from time to time;
13.1.2 Participating Company: The address and telefax number of the registered office of the Participating Company from time to time;
13.1.3 Each Participant: The physical address, telefax number and electronic address from time to time reflected as being his address, telefax number and/or electronic address in the Participating
Company's payroll system from time to time;
13.2 Any of the above persons shall be entitled from time to time, by written notice to the other, to vary its domicilium to any other physical address with the Republic of South Africa and/or its facsimile number and/or (in the case of a Participant) his electronic address; provided in the case of a Participant such variation is also made to his details on the
Participating Company's payroll system.
13.3 Any notice given and any, delivering or payment made by any of the above persons to any other which:
13.3.1 is delivered by hand during the normal business hours of the addressee at the addressee's domicilium for the time being shall be reputably presumed to have been received by the addressee at the time of delivery;
13.3.2 is delivered by courier during the normal business hours of the addressee at the addressee's domicilium for the time being shall be reputably presumed to have been received by the addressee on the third day after the date of the instruction to the courier to deliver to the addressee;

13.3.3 is posted by prepaid registered post from an address within the
Republic of South Africa to the addressee at the addressee's domicilium for the time being shall be reputably presumed to have been received by the addressee on the seventh day after the date of posting.
13.4 Any notice given that is transmitted by electronic mail and/or facsimile to the addressee at the addressee's electronic address and/or facsimile address (as the case may be) for the time being shall be presumed, until the contrary is proved by the addressee, to have been received by the addressee on the date of successful transmission thereof.
13.5 Any notice or other document given to any Participant pursuant to the
Scheme may be delivered to him or sent by post to him at his home address according to the records of the Participating Company or such other address as may appear to the Committee to be appropriate.
Notices or other documents sent by post will be deemed to have been given 7 days following the date of posting if sent by post.
13.6 Any notice or document given to the Company pursuant to the Scheme may be delivered to it or sent by post to its registered office marked for the attention of the Company Secretary of the Company, or such other address as may be specified by the Company and the documents will not be deemed to have been received before actual receipt by the
Company Secretary of the Company.
14    AMENDMENTS AND TERMINATION
14.1 Subject to the remainder of the provisions of this clause 14 the
Committee may in its discretion alter, vary or add to these terms and conditions as it thinks fit.
14.2 The Committee may make minor amendments to the Scheme for ease of the administration of the Scheme, to comply with or take account of the provisions of any proposed or existing legislation or to obtain or maintain favourable, taxation or regulatory treatment of any Participating
Company or any present or future Participant.

14.3 The Committee cannot change the terms or conditions of the Scheme in a way which would abrogate or adversely affect the subsisting rights of a
Participant unless they obtain the written consent of Participants holding not less than 75 percent of granted SARs. Alternatively, the change may be made by resolution passed at a meeting of Participants holding not less than 75 percent of the granted SARs.
14.4 As soon as reasonably practicable after making any amendments to the
Scheme the Committee will give written notice of such amendment to all
Participants.
14.5 The Committee may terminate the Scheme at any time without prejudice to existing SARs granted.
15  DISPUTES
Any dispute arising under the Scheme shall be referred to the decision of an appropriate Expert, nominated by the Committee for that purpose who shall in the absence of manifest error act as an expert and not as an arbitrator and whose decision shall be final and binding upon all persons affected thereby.
16  GOVERNING
LAW
South African law governs the Scheme and all Grants and their respective construction. All Participating Companies and Participants submit to the jurisdiction of the South African courts as regards any matter arising under the Scheme.
The amended Scheme was duly adopted by the Committee on 16 July 2009.
___________________________
On behalf of the VenFin Limited
Board of Directors